                                                                      EXHIBIT 99

                McDERMOTT INTERNATIONAL, INC. ADDITIONAL EXHIBITS
                       SUPPLEMENTARY FINANCIAL INFORMATION
            PREPARED IN ACCORDANCE WITH AND SOLELY FOR THE PURPOSE OF
            COMPLYING WITH CERTAIN PANAMANIAN SECURITIES REGULATIONS

                                                                       Year Ended
                                                                       December 31,
                                                                          2003
                                                                      -------------
                                                                       (Unaudited)
                                                                      (In thousands)
                                            ARTICLE 29

RULE #9 - INVESTMENTS IN SUBSIDIARIES AND OTHER
     INVESTEES AT EQUITY

     Head Office (Parent Company)                                     $    (192,044)
     Subsidiaries and Affiliates                                                  -
     Eliminations/Other                                                     204,968
                                                                      -------------
       McDERMOTT INTERNATIONAL, INC.                                  $      12,924
                                                                      =============

RULE #25C - PARENT-COMPANY ACCOUNTS AND NOTES
     PAYABLE TO SUBSIDIARIES

     Head Office (Parent Company)                                     $     225,484
     Eliminations/Other                                                    (225,484)
                                                                      -------------
     McDERMOTT INTERNATIONAL, INC.                                    $           -
                                                                      =============

                                            ARTICLE 30

(c) - OPERATING EXPENSES BY SEGMENT

     Marine Construction Services                                     $   1,855,017
     Government Operations                                                  473,310
     Eliminations                                                               689
                                                                      -------------
       McDERMOTT INTERNATIONAL, INC.                                  $   2,329,016
                                                                      =============

RULE #40 - OPERATING REVENUES

     Head Office (Parent Company)                                     $           -
     Subsidiaries and Affiliates                                          2,335,364
     Eliminations/Other                                                           -
                                                                      -------------
       McDERMOTT INTERNATIONAL, INC.                                  $   2,335,364
                                                                      =============

                                                                      Continued

                                                                        Year Ended
                                                                        December 31,
                                                                            2003
                                                                       -------------
                                                                        (Unaudited)
                                                                       (In thousands)
     ARTICLE 30 - Continued

RULE #41 - OPERATING EXPENSES

     Head Office (Parent Company)                                      $      15,709
     Subsidiaries and Affiliates                                           2,400,726
                                                                       -------------
       McDERMOTT INTERNATIONAL, INC.                                   $   2,416,435
                                                                       =============

RULE #43 - DIVIDENDS RECEIVED

     Head Office (Parent Company)
       from Subsidiaries and Affiliates                                $      98,880
     Subsidiaries and Affiliates
       from Other Corporations                                                33,859
     Eliminations/Other                                                      (98,880)
                                                                       -------------
         McDERMOTT INTERNATIONAL, INC.                                 $      33,859
                                                                       =============

RULE #44 - INTEREST INCOME

     Head Office (Parent Company):
       from Subsidiaries and Affiliates                                $         310
       from Other Corporations                                                   595
     Subsidiaries and Affiliates
       from Other Corporations                                                 2,635
     Eliminations                                                               (310)
                                                                       -------------
         McDERMOTT INTERNATIONAL, INC.                                 $       3,230
                                                                       =============

RULE #46 - OTHER MISCELLANEOUS REVENUES

     Currency Exchange                                                 $      (6,716)
     Minority Interest Expense                                                 2,893
     Pension Plan Curtailments                                                 2,815
     Income tax refunds                                                        1,543
     Other Items - Net                                                         1,588
                                                                       -------------
       McDERMOTT INTERNATIONAL, INC.                                   $       2,123
                                                                       =============

RULE #51 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES AT EQUITY

     Balance at December 31, 2002                                      $      11,544
     Equity Income                                                            28,382
     Dividends Received                                                      (33,859)
     Other Changes                                                             6,857
                                                                       -------------
     Balance at December 31, 2003                                      $      12,924
                                                                       =============

                                       17